 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2013

STAAR Surgical Company

_________________________________________

 (Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable

 ______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 30, 2013, STAAR Surgical Company (the “Company”) published a press release reporting its financial results for the quarter ended September 27, 2013, a copy of which is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

 This information and the information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Current Report, and Exhibits 99.1 and 99.2 are not incorporated by reference into any filings of STAAR made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 7.01 Regulation FD Disclosure.

On October 30, 2013, the Company held a conference call to discuss the financial results for the quarter ended September 27, 2013.  The Company provided slides to accompany its presentation on the October 30, 2013 conference call, which are available on the Company’s website at www.staar.com.  A copy of the slide presentation is furnished as Exhibit 99.2 to this report and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release of the Company dated October 30, 2013
99.2	Slide presentation dated October 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

October 30, 2013	By:	/s/ Barry G. Caldwell
Barry G. Caldwell
President and Chief Executive Officer